UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 1, 2014

General Cable Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-12983	06-1398235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Tesseneer Drive, Highland Heights, Kentucky	41076-9753
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(859) 572-8000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below)::

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In February 2014, General Cable Corporation (the “Company”) disclosed that Robert J. Siverd announced his intention to retire from his role as Executive Vice President, General Counsel and Secretary of General Cable Corporation (the “Company”).  Mr. Siverd’s last day with the Company was July 1, 2014. The Company is actively conducting a search process for Mr. Siverd’s replacement. As Executive Vice President, General Counsel and Secretary, Mr. Siverd served as both the Company’s Chief Legal Officer and Chief Compliance Officer. Until his successor is appointed, Emerson C. Moser, Vice President, Assistant General Counsel and Assistant Secretary, will serve as the Company’s interim Chief Legal Officer and Diana C. Toman, Vice President, Assistant General Counsel and Assistant Secretary will serve as the Company’s interim Chief Compliance Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL CABLE CORPORATION

Date: July 1, 2014	By:	/s/ Brian J. Robinson
	Name:	Brian J. Robinson
	Title:	Executive Vice President and Chief Financial Officer